Exhibit 13.1

Certification Pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934

In connection with the Annual Report on Form 20-F of Sogou Inc. (the “Company”) for the year ended December 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Xiaochuan Wang, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition of the Company as of December 31, 2019 and results of operations of the Company for the year ended December 31, 2019.

/s/ Xiaochuan Wang
Name:	Xiaochuan Wang
Title:	Chief Executive Officer

Date:	April 21, 2020